EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report on Waste Management, Inc. dated September 23, 1998 included in Waste Management, Inc.'s Current Report on Form 8-K dated September 23, 1998 in this Registration Statement on Form S-8 and related Prospectus of Waste Management, Inc. and to all references to our Firm included in or incorporated by reference in this Registration Statement.


                                                  /s/ Arthur Andersen LLP


Houston, Texas
December 30, 1998